UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2012, CVB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 104,623,265 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. Votes representing 86.14%, or 90,123,289 shares, of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all eight nominees for director were elected to the Company’s Board of Directors and the Company’s shareholders approved proposals to ratify the appointment of KPMG LLP as the Company’s registered independent public accounting firm for 2012.

1.	Election of the following eight nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Broker Non-Votes
George A. Borba	67,131,992	7,502,137	15,489,160
John A. Borba	49,037,003	25,597,126	15,489,160
Robert M. Jacoby, C.P.A.	73,891,713	742,416	15,489,160
Ronald O. Kruse	72,115,324	2,518,805	15,489,160
Christopher D. Myers	72,896,045	1,738,084	15,489,160
James C. Seley	72,146,511	2,487,618	15,489,160
San E. Vaccaro	72,052,969	2,581,160	15,489,160
D. Linn Wiley	57,126,990	17,507,139	15,489,160

2.	Ratification of Appointment of KPMG LLP as independent registered public accountants of the Company for 2012.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-
		Votes
89,808,998	211,723	102,568	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date: May 18, 2012	By:	/s/ Richard C. Thomas
Richard C. Thomas,
Executive Vice President and Chief
Financial Officer

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